FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of January 30, 2025, by and between Praxis Funds and Foreside Financial Services, LLC (together, the “Parties”) is effective as of April 30, 2026.

WHEREAS, the Parties desire to amend the Agreement to reflect an updated address for the Distributor; and,

WHEREAS, the Parties wish to amend Exhibit A of the Agreement to reflect an updated list of Funds; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2. All references in the Agreement to the address of the Distributor as Three Canal Plaza, Suite 100, Portland, ME 04101 are hereby deleted in their entirety and replaced by 190 Middle Street, Suite 301, Portland, ME 04101.

3. Exhibit A is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

4. Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

PRAXIS FUNDS		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/ Kathy Glick Miller	By:	/s/ Teresa Cowan
Name:	Kathy Glick Miller	Name:	Teresa Cowan
Title:	Vice President	Title:	President
Date:	6-4-2026	Date:	4-30-2026

EXHIBIT A

Praxis Impact Large Cap Value ETF

Praxis Impact Large Cap Growth ETF

Praxis Impact International ETF